UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2016

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2016, K. Adam Kroloff notified the Board of Directors (the “Board”) of Dakota Plains Holdings, Inc. (the “Company”), of his intent to resign as a director of the Company and from all positions with the Board and its committees, effective June 1, 2016. There are no disagreements between Mr. Kroloff and the Company relating to its operations, policies or practices that resulted in his decision to resign. The Board has elected Craig M. McKenzie, a current director and our chief executive officer, to serve in the additional position of Chairman of the Board upon effectiveness of Mr. Kroloff’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2016	DAKOTA PLAINS HOLDINGS, INC.

/s/ James L. Thornton
James L. Thornton Interim Chief Financial Officer, Executive Vice President, Strategy & General Counsel